Preliminary Pricing Supplement (To the Prospectus dated August 31, 2010 and the Prospectus Supplement dated May 27, 2011)	Subject to Completion Preliminary Pricing Supplement dated January 10, 2012	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$[—] Notes due February [ ], 2013 Linked to the Performance of an Equally Weighted Equity Basket Global Medium-Term Notes, Series A, No. E-7090

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Basket Initial Valuation Date:*	January [ ], 2012

Issue Date:*	January [ ], 2012

Basket Final Valuation Date:*	February [ ], 2013**

Maturity Date:*	February [ ], 2013***

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof

Reference Asset:	A basket comprised of the following common stocks and American Depositary Shares (each a “Basket Component” and collectively, the “Basket Components”) in the their weighted allocations set forth below:

Basket Component(i) Issued by	Bloomberg Ticker Symbol	Weight (“W(i)”)	Initial Price (“C(i) Initial”)
Berkshire Hathaway Inc. (Class B Common Stock)	BRK/B UN <Equity>	1/9	$	[	—]
Comcast Corporation (Class A Common Stock)	CMCSA UW <Equity>	1/9	$	[	—]
Freeport-McMoRan Copper & Gold Inc.	FCX UN <Equity>	1/9	$	[	—]
MetLife, Inc.	MET UN <Equity>	1/9	$	[	—]
The Procter & Gamble Company	PG UN <Equity>	1/9	$	[	—]
Royal Dutch Shell Plc (American Depositary Shares representing Class B Ordinary Shares)	RDS/B UN <Equity>	1/9	$	[	—]
Sanofi (American Depositary Shares representing Ordinary Shares)	SNY UN <Equity>	1/9	$	[	—]
Seagate Technology Public Limited Company	STX UW <Equity>	1/9	$	[	—]
Vodafone Group Plc (American Depositary Shares representing Ordinary Shares)	VOD UW <Equity>	1/9	$	[	—]

Maximum Return:	[14.00% - 18.00%]**** **** The actual Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 14.00%.

Upside Leverage Factor:	2.00

Barrier Level:	The Barrier Level will be set to 80.00 on the Basket Initial Valuation Date, which is 80.00% of the Initial Basket Level.

Initial Basket Level:	The Initial Basket Level will be set to 100.00 on the Basket Initial Valuation Date.

Final Basket Level:

The Final Basket Level will reflect the Basket Performance, as measured from the Basket Initial Valuation Date to the Basket Final Valuation Date and will be calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

Payment at Maturity:

If the Final Basket Level is equal to or greater than the Initial Basket Level, you will receive (subject to our credit risk) a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Basket Performance times the Upside Leverage Factor, subject to the Maximum Return on the Notes. Accordingly, if the Final Basket Level is equal to or greater than the Initial Basket Level, your payment per $1,000 principal amount Note will be calculated as follows, subject to the Maximum Return:

$1,000 + [$1,000 × Basket Performance × Upside Leverage Factor]

If the Final Basket Level is less than the Initial Basket Level and equal to or greater than -the Barrier Level, you will receive (subject to our credit risk) a cash payment of $1,000 per $1,000 principal amount Note that you hold; and

If the Final Basket Level is less than the Barrier Level, you will receive (subject to our credit risk) a cash payment per $1,000 principal amount Note equal to (a) $1,000 plus (b) $1,000 times the Basket Performance. Accordingly, if the Final Basket Level is less than the Barrier Level, your payment per $1,000 principal amount Note will be calculated as follows:

$1,000 + [$1,000 × Basket Performance]

You will lose some or all of your principal if the Basket Performance is less than -20.00%. If the Basket Performance is less than -20.00%, thereby causing the Final Basket Level to be less than the Barrier Level, your Notes will be fully exposed to the negative performance of the Basket and you may lose up to 100% of the principal amount of your Notes. Any payment on the Notes, including any principal protection feature, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

Basket Performance:

The Basket Performance is the weighted average of the percentage change in the Closing Price of each Basket Component (which may be less than 0%) from its Initial Price to its Final Price, calculated on a formula basis as follows:

Where:

C(i) Initial = The Initial Price of Basket Component(i) on the Basket Initial Valuation Date, as set forth in the table above;

C(i) Final = The Final Price of Basket Component(i) on the Basket Final Valuation Date; and

W(i) = Weight assigned to Basket Component(i), as set forth in the table above.

For a step-by-step illustration of hypothetical calculations of the percentage change in the Closing Price of each Basket Component from its Initial Price to its Final Price and the corresponding Basket Performance and calculation of Final Basket Level, see “Step 1” and “Step 2” under “Hypothetical Payment at Maturity Calculations” in this preliminary pricing supplement.

Initial Price:	With respect to a Basket Component, the Closing Price of such Basket Component on the Basket Initial Valuation Date, as set forth in the table above.

Final Price:	With respect to a Basket Component, the Closing Price of such Basket Component on the Basket Final Valuation Date.

Closing Price:

With respect to a Basket Component on a valuation date, the official closing price per share of such Basket Component on that valuation date as displayed on the applicable Bloomberg Professional® service page as set forth in the table above or any successor page on Bloomberg Professional® service or any successor service, as applicable.

In certain circumstances, the closing price per share of a Basket Component will be based on the alternate calculation as described in “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06738KH53 and US06738KH532

*	Depending on the actual Basket Initial Valuation Date for your Notes, any reference in this pricing supplement to the month in which the Basket Initial Valuation Date, Issue Date, Final Valuation Date or Maturity Date will occur is subject to change.
**	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.
***	Subject to postponement in the event of a market disruption event and as described under “Terms of the Notes—Maturity Date” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PPS-6 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Price to Public	Agent’s Commission‡	Proceeds to Barclays Bank PLC
Per Note	100%	%	%
Total	$	$	$

‡	Barclays Capital Inc. will receive commissions from the Issuer equal to [—]% of the principal amount of the notes, or $[•] per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this preliminary pricing supplement. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated May 27, 2011 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated May 27, 2011:

http://www.sec.gov/Archives/edgar/data/312070/000119312511152766/d424b3.htm

Our SEC file number is 1-10257. As used in this preliminary pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Final Basket Levels?

The following steps illustrate the hypothetical payment at maturity calculations. Note that, for purposes of the hypothetical payment at maturity calculations set forth below, we are assuming the Initial Price and the Final Price of each Basket Component as set forth below. The “total return” as used in this preliminary pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical Initial Prices, Final Prices, Final Basket Levels and total returns set forth below are for illustrative purposes only and may not be the actual Initial Prices, Final Prices, Final Basket Level and total returns applicable to a purchaser of the Notes. The hypothetical total returns set forth below do not take into account any tax consequences from investing in the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

The examples in the following table are based on the Barrier Level of 80.00 and assume a Maximum Return of 14.00%.

Basket Performance	Final Basket Level	Payment at Maturity (per $1,000 principal amount Note)	Total Return
100.00%	200.00	$1,140.00	14.00%
90.00%	190.00	$1,140.00	14.00%
80.00%	180.00	$1,140.00	14.00%
70.00%	170.00	$1,140.00	14.00%
60.00%	160.00	$1,140.00	14.00%
50.00%	150.00	$1,140.00	14.00%
40.00%	140.00	$1,140.00	14.00%
30.00%	130.00	$1,140.00	14.00%
20.00%	120.00	$1,140.00	14.00%
10.00%	110.00	$1,140.00	14.00%
7.00%	107.00	$1,140.00	14.00%
5.00%	105.00	$1,100.00	10.00%
2.50%	102.50	$1,050.00	5.00%
0.00%	100.00	$1,000.00	0.00%
-5.00%	95.00	$1,000.00	0.00%
-10.00%	90.00	$1,000.00	0.00%
-20.00%	80.00	$1,000.00	0.00%
-30.00%	70.00	$700.00	-30.00%
-40.00%	60.00	$600.00	-40.00%
-50.00%	50.00	$500.00	-50.00%
-60.00%	40.00	$400.00	-60.00%
-70.00%	30.00	$300.00	-70.00%
-80.00%	20.00	$200.00	-80.00%
-90.00%	10.00	$100.00	-90.00%
-100.00%	0.00	$0.00	-100.00%

PPS-2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns are calculated, assuming an initial investment of $1,000 and a Maximum Return of 14.00%.

Example 1: The Final Basket Level is Greater than the Initial Basket Level and the Basket Performance Times the Upside Leverage Factor is Less than the Maximum Return.

Basket Component	Initial Price	Final Price	Percentage Change from Initial Price to Final Price	Weight	Weighted Percentage Change
Berkshire Hathaway Inc. (Class B)	$76.93	$81.55	6.00%	1/9	0.67%
Comcast Corporation (Class A)	$24.95	$25.95	4.00%	1/9	0.44%
Freeport-McMoRan Copper & Gold Inc.	$39.30	$42.05	7.00%	1/9	0.78%
MetLife, Inc.	$32.99	$33.98	3.00%	1/9	0.33%
The Procter & Gamble Company	$66.52	$71.84	8.00%	1/9	0.89%
Royal Dutch Shell Plc (ADS)	$75.93	$77.45	2.00%	1/9	0.22%
Sanofi (ADS)	$35.73	$38.95	9.00%	1/9	1.00%
Seagate Technology Public Limited Company	$17.90	$18.08	1.00%	1/9	0.11%
Vodafone Group Plc (ADS)	$27.76	$29.15	5.00%	1/9	0.56%

Basket Performance					5.00%

In this case, the Final Basket Level is equal to 105.00, calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

100.00 + [100.00 × 5.00%] = 105.00

Because the Final Basket Level is greater than the Initial Basket Level and the Basket Performance of 5.00% multiplied by the Upside Leverage Factor is less than the Maximum Return of 14.00%, the investor receives a payment at maturity of $1,100.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Performance × Upside Leverage Factor]

$1,000 + [$1,000 × 5.00% × 2.00] = $1,100.00

The total return on the investment of the Notes is 10.00%.

PPS-3

Example 2: The Final Basket Level is Greater than the Initial Basket Level and the Basket Performance Times the Upside Leverage Factor is Greater than the Maximum Return.

Basket Component	Initial Price	Final Price	Percentage Change from Initial Price to Final Price	Weight	Weighted Percentage Change
Berkshire Hathaway Inc. (Class B)	$76.93	$85.39	11.00%	1/9	1.22%
Comcast Corporation (Class A)	$24.95	$27.20	9.00%	1/9	1.00%
Freeport-McMoRan Copper & Gold Inc.	$39.30	$44.02	12.00%	1/9	1.33%
MetLife, Inc.	$32.99	$35.63	8.00%	1/9	0.89%
The Procter & Gamble Company	$66.52	$75.17	13.00%	1/9	1.44%
Royal Dutch Shell Plc (ADS)	$75.93	$81.25	7.00%	1/9	0.78%
Sanofi (ADS)	$35.73	$40.73	14.00%	1/9	1.56%
Seagate Technology Public Limited Company	$17.90	$18.97	6.00%	1/9	0.67%
Vodafone Group Plc (ADS)	$27.76	$30.54	10.00%	1/9	1.11%

Basket Performance					10.00%

In this case, the Final Basket Level is equal to 110.00, calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

100.00 + [100.00 × 10.00%] = 110.00

Because the Final Basket Level is greater than the Initial Basket Level and the Basket Performance of 10.00% multiplied by the Upside Leverage Factor is greater than the Maximum Return of 14.00%, the investor receives a payment at maturity of $1,140.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Maximum Return]

$1,000 + [$1,000 × 14.00%] = $1,140.00

The total return on the investment of the Notes is 14.00%.

Example 3: The Final Basket Level is Less than the Initial Basket Level but Greater than or Equal to the Barrier Level.

Basket Component	Initial Price	Final Price	Percentage Change from Initial Price to Final Price	Weight	Weighted Percentage Change
Berkshire Hathaway Inc. (Class B)	$76.93	$61.54	-20.00%	1/9	-2.22%
Comcast Corporation (Class A)	$24.95	$23.70	-5.00%	1/9	-0.56%
Freeport-McMoRan Copper & Gold Inc.	$39.30	$33.41	-15.00%	1/9	-1.67%
MetLife, Inc.	$32.99	$29.69	-10.00%	1/9	-1.11%
The Procter & Gamble Company	$66.52	$63.19	-5.00%	1/9	-0.56%
Royal Dutch Shell Plc (ADS)	$75.93	$60.74	-20.00%	1/9	-2.22%
Sanofi (ADS)	$35.73	$39.30	10.00%	1/9	1.11%
Seagate Technology Public Limited Company	$17.90	$19.69	10.00%	1/9	1.11%
Vodafone Group Plc (ADS)	$27.76	$30.54	10.00%	1/9	1.11%

Basket Performance					-5.00%

In this case, the Final Basket Level is 95.00, calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

100.00 + [100.00 × -5.00%] = 95.00

Because Final Basket Level of 95.00 is less than the Initial Basket Level of 100.00 but equal to or greater than the Barrier Level of 80.00, the investor will receive a payment at maturity of $1,000 per $1,000 principal amount Note.

The total return on investment of the Notes is 0.00%.

PPS-4

Example 4: The Final Basket Level is Less than the Barrier Level.

Basket Component	Initial Price	Final Price	Percentage Change from Initial Price to Final Price	Weight	Weighted Percentage Change
Berkshire Hathaway Inc. (Class B)	$76.93	$50.00	-35.00%	1/9	-3.89%
Comcast Corporation (Class A)	$24.95	$18.71	-25.00%	1/9	-2.78%
Freeport-McMoRan Copper & Gold Inc.	$39.30	$31.44	-20.00%	1/9	-2.22%
MetLife, Inc.	$32.99	$19.79	-40.00%	1/9	-4.44%
The Procter & Gamble Company	$66.52	$45.23	-32.00%	1/9	-3.56%
Royal Dutch Shell Plc (ADS)	$75.93	$54.67	-28.00%	1/9	-3.11%
Sanofi (ADS)	$35.73	$24.65	-31.00%	1/9	-3.44%
Seagate Technology Public Limited Company	$17.90	$12.71	-29.00%	1/9	-3.22%
Vodafone Group Plc (ADS)	$27.76	$19.43	-30.00%	1/9	-3.33%

Basket Performance					-30.00%

In this case, the Final Basket Level is equal to 70.00, calculated as follows:

Initial Basket Level + [Initial Basket Level × Basket Performance]

100.00 + [100.00 × -30.00%] = 70.00

Because the Final Basket Level of 70.00 is less than the Barrier Level of 80.00, the investor receives a payment at maturity of $700.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Performance]

$1,000 + [$1,000 × -30.00%] = $700.00

The total return on the investment of the Notes is -30.00%.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The Basket Final Valuation Date, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event with respect to the Basket Components, see “ Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”; and

•

For a description of further adjustments that may affect the Basket or one or more of the Basket Components, see “Reference Asset—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

•

Appreciation Potential—If the Final Basket Level is greater than the Initial Basket Level, the payment at maturity of the Notes (subject to our credit risk) will provide you with a return on the Notes equal to two times the Basket Performance, up to the Maximum Return. The actual Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 14.00%. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this preliminary pricing supplement.

•

Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Basket Components. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such capital gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

PPS-5

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this preliminary pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this preliminary pricing supplement.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket Components. These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”;

•	“Risk Factors—Additional risks Relating to Securities with a Barrier Percentage or a Barrier Level”; and

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

In addition to the risks described above, you should consider the following:

•

Your Investment in the Notes May Result in Significant Loss; Your Notes Will be Fully Exposed to any Negative Performance of the Basket if the Final Basket Level is Less than the Initial Basket Level—The Notes do not guarantee any return of principal. Any payment at maturity of the Notes is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Performance is positive or negative. Your investment will be fully exposed to any negative performance of the Basket if the Basket Performance is less than -20.00%, thereby causing the Final Basket Level to be less than the Barrier Level. If the Final Basket Level is less than the Barrier Level, you will lose some or all the principal amount of your Notes. Any payment on the Notes is subject to the creditworthiness of the Issuer and is not guaranteed by any third party.

•

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any principal protection provided at maturity, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•

Any Positive Return on the Notes will Not Exceed the Maximum Return—If Final Basket Level is greater than the Initial Basket Level, for each $1,000 principal amount Note that you hold, you will receive (subject to our credit risk) at maturity $1,000 plus an additional amount that will not exceed the Maximum Return multiplied by $1,000. The Maximum Return will be set on the Basket Initial Valuation Date and will not be less than 14.00%.

PPS-6

•

The Payment at Maturity of Your Notes is Not Based on the Prices of the Basket Components at Any Time Other than the Closing Prices of the Basket Components on the Basket Final Valuation Date—The Basket Performance will be based on the Closing Prices of the Basket Components on the Basket Final Valuation Date (subject to adjustments as described in the prospectus supplement) as compared to the Closing Prices of the Basket Components on the Basket Initial Valuation Date. Therefore, if the Closing Prices of one or more of the Basket Components drops precipitously on the Basket Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had such payment been linked to the Prices of the Basket Components prior to such drop.

•

Changes In The Closing Prices of The Basket Components Will Be Weighted and the Weighted Performance of the Basket Components May Offset Each Other—The Notes are linked to an equally weighted basket of common stocks and American Depositary shares, as set forth on the cover page of this preliminary pricing supplement. Movements in the price of the Basket Components may change such that the performances of each Basket Component over the term of the Notes may or may not correlate with each other. Even if the Closing Price of one or more of Basket Components increases from its Initial Price to its Final Price, the Closing Price of the other Basket Components may not increase as much or may even decline. We can make no assurances that the positive performance of any Basket Components from their respective Initial Price to their respective Final Price will be sufficient to offset the negative performance of any other Basket Components that declined from their Initial Price to their Final Price. We can provide no assurances that the Final Basket Level will be greater than either the Initial Basket Level or the Barrier Level when calculated on the Basket Final Valuation Date.

•

No Dividend Payments or Voting Rights—Holding the Notes is not the same as investing directly in any of the Basket Components. As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of any of the Basket Components would have.

•

There Are Risks Associated with Investing in Notes Linked to Equity Securities—The prices of the Basket Components can rise or fall sharply due to factors specific to each such Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component.

•

There are Exchange Rate and Other Risks Associated with American Depositary Shares—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American Depositary Shares. In addition, the issuer of shares underlying American Depositary Shares may make distributions in respect of such underlying shares that are not passed on to the owners of the American Depositary Shares, which may affect the value of the Notes.

•

There are Risks Associated with Foreign Securities Markets—Certain of the Basket Components, or the shares underlying certain Basket Components, are issued by foreign companies in foreign securities markets. These securities may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the financial products linked to the Basket, which may have an adverse effect on the Notes.

•

Historical Performance of the Basket Components Should Not Be Taken as Any Indication of the Future Performance of the Basket Components Over the Term of the Notes—The historical performance of a Basket Component is not an indication of the future performance of that Basket Component over the term of the Notes. The historical correlation between Basket Components is not an indication of the future correlation between them over the term of the Notes. Therefore, the performance of the Basket over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Basket Components.

•

We Are Not Providing Investment Advice or Other Advice in Connection with the Issuance of the Notes—None of Barclays Bank PLC, Barclays PLC, Barclays Capital or their respective affiliates is acting as investment advisor or other advisor to the holders of the Notes. The issuance of the Notes is not a recommendation by us of the Basket or any of the Basket Components. You should reach a decision to invest in the Notes after carefully considering, with your advisors, the information set out in the prospectus, the prospectus supplement and this preliminary pricing supplement.

•

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•

Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there

PPS-7

is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

•

Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•

Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts, contingent notional principal contracts and other derivative contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•

Many Unpredictable Factors, Including Economic and Market Factors, Will Impact the Value of the Notes—In addition to the prices of the Basket Components on any day, the value of the Notes will be affected by a number of unpredictable factors including economic and market factors that interrelate in complex ways and the effect of one factor on the value of the Notes may either offset or magnify the effect of another factor, including:

•	the performance of the Basket, the performance of any of the Basket Components and the volatility of the prices of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our financial condition and hedging activities;

•	supply and demand for the Notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The Basket Components

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Basket Component comes from each company’s respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the companies described below with the SEC. You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company.

PPS-8

Berkshire Hathaway Inc. (Class B Common Stock)

According to publically available information, Berkshire Hathaway Inc. (the “Company” or “Registrant”) is a holding company owning subsidiaries engaged in a number of diverse business activities, primarily in the areas of insurance and reinsurance. The Company also owns and operates a large number of other businesses engaged in a variety of other activities.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14905, or its CIK Code: 0001067983. The Company’s Class B common stock is listed on the New York Stock Exchange under the ticker symbol “BRK/B.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Class B Common Stock of Berkshire Hathaway Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$73.76	$69.20	$72.80
June 30, 2007	$73.59	$70.76	$72.10
September 30, 2007	$80.00	$71.16	$79.04
December 31, 2007	$101.18	$78.98	$94.72
March 31, 2008	$97.16	$83.20	$89.46
June 30, 2008	$90.40	$79.60	$80.24
September 30, 2008	$91.90	$74.02	$87.90
December 31, 2008	$94.00	$49.02	$64.28
March 31, 2009	$68.26	$44.82	$56.40
June 30, 2009	$63.10	$54.86	$57.91
September 30, 2009	$71.38	$54.66	$66.46
December 31, 2009	$70.00	$64.26	$65.72
March 31, 2010	$83.53	$64.73	$81.27
June 30, 2010	$81.95	$68.49	$79.69
September 30, 2010	$85.85	$75.62	$82.68
December 31, 2010	$84.45	$78.72	$80.11
March 31, 2011	$87.65	$79.15	$83.63
June 30, 2011	$84.06	$73.23	$77.39
September 30, 2011	$78.19	$65.35	$71.04
December 31, 2011	$80.58	$69.48	$76.30
January 5, 2012*	$78.29	$75.86	$76.93

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-9

Comcast Corporation (Class A Common Stock)

According to publicly available information, Comcast Corporation (the “Company”) is a provider of video, high-speed Internet and phone services to residential and business customers in the United States. Among other things, the Company controls the business of NBCUniversal Media, LLC, a media and entertainment company that develops, produces and distributes entertainment, news, sports and other content. The Company’s other businesses include Internet businesses and the ownership of two professional sports teams, the Philadelphia 76ers and the Philadelphia Flyers, as well as a multipurpose arena in Philadelphia.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32871, or its CIK Code: 001166691. The Company’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “CMCSA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Class A Common Stock of Comcast Corporation

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$30.18	$24.73	$25.95
June 30, 2007	$28.84	$25.60	$28.12
September 30, 2007	$29.41	$23.08	$24.18
December 31, 2007	$24.39	$17.37	$18.26
March 31, 2008	$20.69	$16.11	$19.34
June 30, 2008	$22.86	$18.48	$18.97
September 30, 2008	$22.54	$17.88	$19.63
December 31, 2008	$19.61	$12.50	$16.88
March 31, 2009	$18.10	$11.10	$13.64
June 30, 2009	$17.06	$13.18	$14.49
September 30, 2009	$17.68	$13.04	$16.89
December 31, 2009	$17.87	$13.95	$16.86
March 31, 2010	$18.94	$15.10	$18.82
June 30, 2010	$20.56	$16.30	$17.37
September 30, 2010	$19.80	$16.76	$18.08
December 31, 2010	$22.39	$17.52	$21.97
March 31, 2011	$25.90	$22.05	$24.72
June 30, 2011	$27.15	$23.32	$25.34
September 30, 2011	$26.14	$19.19	$20.90
December 31, 2011	$25.32	$19.72	$23.71
January 5, 2012*	$25.02	$24.28	$24.95

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-10

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is an international mining company that is engaged in the business of copper, gold and molybdenum mining and production.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “FCX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Common Stock of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$32.97	$24.04	$32.48
June 30, 2007	$41.96	$32.20	$40.64
September 30, 2007	$54.22	$32.92	$51.47
December 31, 2007	$58.99	$42.06	$50.27
March 31, 2008	$52.69	$33.91	$47.22
June 30, 2008	$62.44	$45.64	$57.51
September 30, 2008	$57.46	$25.15	$27.90
December 31, 2008	$27.58	$7.70	$11.99
March 31, 2009	$21.32	$10.39	$18.70
June 30, 2009	$30.20	$17.96	$24.59
September 30, 2009	$36.03	$21.19	$33.67
December 31, 2009	$42.87	$30.92	$39.40
March 31, 2010	$44.44	$32.41	$41.00
June 30, 2010	$43.33	$28.58	$29.02
September 30, 2010	$43.15	$27.83	$41.90
December 31, 2010	$59.80	$42.38	$59.46
March 31, 2011	$60.75	$45.80	$55.01
June 30, 2011	$58.18	$46.06	$52.90
September 30, 2011	$56.78	$30.37	$30.45
December 31, 2011	$43.50	$28.85	$36.79
January 5, 2012*	$40.00	$38.12	$39.30

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-11

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a provider of insurance, annuities and employee benefits. The Company also provides mortgage and deposit products through its banking operations.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-15787, or its CIK Code: 0001099219. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “MET”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Common Stock of MetLife, Inc.

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$66.25	$58.74	$63.15
June 30, 2007	$69.35	$62.80	$64.48
September 30, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 30, 2010	$47.75	$36.70	$37.76
September 30, 2010	$43.12	$35.38	$38.45
December 31, 2010	$45.09	$37.33	$44.44
March 31, 2011	$48.72	$41.25	$44.73
June 30, 2011	$47.10	$39.13	$43.87
September 30, 2011	$44.56	$26.39	$28.01
December 31, 2011	$37.39	$25.61	$31.18
January 5, 2012*	$33.31	$31.35	$32.99

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-12

The Procter & Gamble Company

According to publicly available information, The Procter & Gamble Company (the “Company”) provides branded consumer packaged goods worldwide. The Company’s product offerings include beauty, grooming, health care, snack, pet care, fabric care products, home care, baby care and family care products. The Company’s products are sold primarily through mass merchandisers, grocery stores, membership club stores, drug stores and other neighborhood stores.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00434, or its CIK Code: 0000080424. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Common Stock of The Procter & Gamble Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$66.30	$60.42	$63.16
June 30, 2007	$64.75	$60.76	$61.19
September 30, 2007	$70.73	$60.90	$70.34
December 31, 2007	$75.18	$67.90	$73.42
March 31, 2008	$73.81	$63.30	$70.07
June 30, 2008	$71.20	$60.44	$60.81
September 30, 2008	$73.57	$60.06	$69.69
December 31, 2008	$71.94	$55.00	$61.82
March 31, 2009	$62.97	$43.93	$47.09
June 30, 2009	$54.77	$46.30	$51.10
September 30, 2009	$58.66	$50.52	$57.92
December 31, 2009	$63.47	$56.02	$60.63
March 31, 2010	$64.58	$59.01	$63.27
June 30, 2010	$64.00	$56.00	$59.98
September 30, 2010	$63.35	$58.92	$59.97
December 31, 2010	$65.37	$59.68	$64.33
March 31, 2011	$66.95	$59.70	$61.60
June 30, 2011	$67.71	$61.47	$63.57
September 30, 2011	$65.14	$57.56	$63.18
December 31, 2011	$66.98	$61.00	$66.71
January 5, 2012*	$67.00	$66.25	$66.52

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-13

Royal Dutch Shell plc (American Depositary Shares)

According to publicly available information, Royal Dutch Shell Plc (the “Company”) is a global independent oil and gas company.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32575, or its CIK Code: 0001306965. American Depositary Shares representing the Company’s Class B ordinary shares are listed on the New York Stock Exchange under the ticker symbol “RDS/B”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the American Depositary Receipts (Class B) of Royal Dutch Shell plc

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$71.29	$62.20	$66.61
June 30, 2007	$83.81	$66.36	$83.35
September 30, 2007	$87.79	$69.47	$82.10
December 31, 2007	$87.94	$78.23	$83.00
March 31, 2008	$85.30	$63.42	$67.38
June 30, 2008	$87.54	$66.55	$80.11
September 30, 2008	$79.81	$54.58	$57.09
December 31, 2008	$60.00	$41.41	$51.43
March 31, 2009	$54.77	$37.16	$43.61
June 30, 2009	$57.63	$40.80	$50.86
September 30, 2009	$58.15	$46.40	$55.77
December 31, 2009	$62.26	$53.73	$58.13
March 31, 2010	$60.71	$51.32	$55.33
June 30, 2010	$61.10	$48.17	$48.28
September 30, 2010	$59.82	$47.12	$58.79
December 31, 2010	$68.32	$59.07	$66.67
March 31, 2011	$73.87	$65.00	$73.24
June 30, 2011	$78.81	$67.36	$71.75
September 30, 2011	$76.13	$60.05	$62.05
December 31, 2011	$76.51	$58.42	$76.01
January 5, 2012*	$77.52	$75.46	$75.93

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-14

Sanofi (American Depositary Shares)

According to publicly available information, Sanofi (the “Company”) is global pharmaceutical company. The Company’s business activities include, among others, offering a portfolio of diabetes drugs, products related to vaccines and animal health, consumer health care products and conducting research relating to biological products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31368, or its CIK Code: 0001121404. American Depositary Shares representing the ordinary shares of the Company are listed on the New York Stock Exchange under the ticker symbol “SNY”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the American Depositary Receipts of Sanofi

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	$46.60	$41.37	$43.51
June 30, 2007	$48.30	$39.97	$40.27
September 30, 2007	$43.56	$37.90	$42.42
December 31, 2007	$48.24	$41.55	$45.53
March 31, 2008	$49.04	$35.07	$37.54
June 30, 2008	$39.70	$32.11	$33.23
September 30, 2008	$37.10	$31.14	$32.87
December 31, 2008	$34.31	$23.95	$32.16
March 31, 2009	$32.80	$24.59	$27.93
June 30, 2009	$33.83	$25.57	$29.49
September 30, 2009	$37.97	$28.60	$36.95
December 31, 2009	$40.80	$35.85	$39.27
March 31, 2010	$41.59	$34.90	$37.36
June 30, 2010	$37.72	$28.01	$30.06
September 30, 2010	$34.09	$28.03	$33.25
December 31, 2010	$36.31	$30.06	$32.23
March 31, 2011	$36.29	$31.45	$35.22
June 30, 2011	$40.74	$35.34	$40.17
September 30, 2011	$40.58	$31.01	$32.80
December 31, 2011	$37.65	$31.61	$36.54
January 5, 2012*	$37.44	$35.10	$35.73

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-15

Seagate Technology Public Limited Company

According to publicly available information, Seagate Technology (the “Company”) provides, designs, manufactures, markets, and sells hard disk drives.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31560, or its CIK Code: 0001137789. The Company’s ordinary shares are listed on NASDAQ under the ticker symbol “STX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Ordinary Shares of Seagate Technology

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	N/A	N/A	N/A
June 30, 2007	N/A	N/A	N/A
September 30, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
December 31, 2009	$18.59	$13.79	$18.19
March 31, 2010	$21.58	$16.48	$18.26
June 30, 2010	$20.89	$13.00	$13.04
September 30, 2010	$15.28	$9.84	$11.78
December 31, 2010	$16.33	$11.30	$15.03
March 31, 2011	$15.33	$12.26	$14.40
June 30, 2011	$18.32	$14.14	$16.16
September 30, 2011	$17.16	$9.96	$10.28
December 31, 2011	$18.60	$9.05	$16.40
January 5, 2012*	$18.19	$16.21	$17.90

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-16

Vodafone Group Public Limited Company (American Depositary Shares)

According to publicly available information, Vodafone Group Public Limited Company (the “Company”) is a mobile telecommunications company that provides domestic, international and roaming voice services as well as messaging, data and fixed line services. The Company distributes services and products through Company-owned and franchised stores, third-party channels and online.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10086, or its CIK Code: 0000839923. American Depositary Shares representing the Company’s ordinary shares are listed on NASDAQ under the ticker symbol “VOD”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the American Depositary Shares Representing the Ordinary Shares of Vodafone Group Public Limited Company

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the Basket Component should not be taken as an indication of the future performance of the Basket Component during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2007	N/A	N/A	N/A
June 30, 2007	N/A	N/A	N/A
September 30, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	N/A	N/A	N/A
June 30, 2008	N/A	N/A	N/A
September 30, 2008	N/A	N/A	N/A
December 31, 2008	N/A	N/A	N/A
March 31, 2009	N/A	N/A	N/A
June 30, 2009	N/A	N/A	N/A
September 30, 2009	N/A	N/A	N/A
December 31, 2009	$23.51	$21.39	$22.58
March 31, 2010	$22.81	$20.85	$22.78
June 30, 2010	$23.27	$17.81	$20.21
September 30, 2010	$25.23	$20.26	$24.26
December 31, 2010	$27.89	$24.29	$25.85
March 31, 2011	$29.09	$25.76	$28.12
June 30, 2011	$28.80	$25.11	$26.13
September 30, 2011	$27.92	$23.77	$25.09
December 31, 2011	$28.64	$24.87	$28.03
January 5, 2012*	$28.36	$27.29	$27.76

*	For the period starting on January 1, 2012 and ending on January 5, 2012.

PPS-17

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-18